CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

Hansen Natural Upgraded to NASDAQ Global Select Market,

Trading to Begin July 5

Corona, CA— July 3, 2007—Hansen Natural Corporation (NASDAQ:HANS) today announced that its shares will begin trading on the NASDAQ Global Select Market at the opening of business Thursday, July 5, 2007, under the same symbol, HANS.

“We are pleased to have met the financial and liquidity requirements that enable our shares to be traded alongside NASDAQ’s top tier companies,” said Rodney Sacks, chairman and chief executive officer. “The change reflects our company’s continued growth over the years and enhanced market value.”

Hansen Natural’s common stock had been listed on the NASDAQ Capital Market prior to the upgrade.

For additional information about the NASDAQ Global Select Market, please go to: http://www.nasdaq.com/GlobalSelect.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand coffee energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.

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